UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified in Its Charter)

BROADCOM LIMITED

BROADCOM CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 6, 2018 DEAR QUALCOMM STOCKHOLDER, Earlier this week, Broadcom presented a best and final offer to acquire Qualcomm for $82.00 per share. We believe this is the most attractive, value-enhancing alternative available to you. With Qualcomm’s Annual Meeting of Stockholders fast approaching on March 6, 2018, you have an opportunity to impact the value of your investment. Our offer provides:
Highest Value 50% PREMIUM
to Qualcomm unaffected price2 56% PREMIUM to Qualcomm 30-day VWAP1 $82.00 PER QUALCOMM SHARE $60.00 per share in cash
$22.00 per share in Broadcom stock Clear Roadmap to Completion
Regulatory Certainty Expect to close within ~12 months of signing a definitive agreement Broadcom has already identified potential regulatory requirements for closing, all of which can be satisfied in a timely manner
Filed for HSR: received fully anticipated second request from FTC Held initial meetings with certain relevant antitrust authorities Broadcom is prepared to commit to: A “ticking fee” providing for an increase in the cash consideration payable to Qualcomm stockholders if the transaction is not consummated within 12 months of signing a definitive agreement A significant “reverse termination fee” to Qualcomm in an amount appropriate for a transaction of this size in the unlikely event Broadcom is unable to obtain required regulatory approvals Financing Certainty Broadcom has fully negotiated commitment papers with its financing sources in an amount sufficient to fully fund the transaction
1) 30-day VWAP of $52.71 calculated as of November 2, 2017, the last trading day prior to media speculation regarding a potential transaction
2) Unaffected price of $54.84, the closing price of Qualcomm common stock on November 2, 2017, the last trading day prior to media speculation regarding a potential transaction

Broadcom Has Delivered Substantial Value toStockholders Over the Long Term While QualcommHas Consistently UnderperformedBroadcom’s Significantly Improved Offer ProvidesA Substantial Premium$0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.00$80.00$90.00Dec-91 Apr-94 Aug-96 Jan-99 May-01 Sep-03 Jan-06 Jun-08 Oct-10 Feb-13 Jun-15 Nov-17$52.71 30-Day VWAP56%Premium$82.00 Offer PriceQualcomm hasonly traded above$82 per share for3 days over its26+ year history asa public company5-Year Return of S&P 500 ConstituentsQualcomm Share Price PerformanceNote: Market data as of 11/2/2017, Qualcomm’s last unaffected dateNote: Market data as of 11/2/2017, Qualcomm’s last unaffected date; VWAP based on trading days

Vote the BLUE Proxy Card Today! Every Vote Counts Vote for independent nominees who are committed to maximizing value for all Qualcomm stockholders Vote for Qualcomm to engage with Broadcom to give Qualcomm stockholders the opportunity to obtain significant benefits of Broadcom’s value-maximizing proposal    If you have any questions or need assistance voting your BLUE proxy, please call our proxy solicitor: TOLL-FREE (800) 848-2998 COLLECT (212) 269-5550 Stockholders are urged NOT to sign or return any white proxy card received from Qualcomm and are strongly encouraged to discard the white proxy card. VIA THE INTERNET Have your control number located on your BLUE proxy card in hand Log on to the website set forth on your BLUE proxy card Follow the instructions to vote your shares    BY TELEPHONE Have your control number located on your BLUE proxy card in hand Call the toll free number set forth on your BLUE proxy card Follow the instructions to vote your shares    BY MAIL Sign, date and return the BLUE proxy card Return it in the postage-paid return envelope provided If you have already voted a white proxy card, you have every right to change your vote and vote the BLUE proxy card to support Broadcom’s highly qualified director nominees. Only your latest dated internet or telephone vote, or proxy card will count. If you hold shares in multiple accounts, you will receive more than one BLUE proxy card or voting instruction form. It is important to vote each BLUE proxy card and BLUE voting instruction form you receive.

EVERY VOTE COUNTS VOTE “FOR” ALL OF BROADCOM’S HIGHLY QUALIFIED DIRECTOR NOMINEES ON THE BLUE PROXY CARD Cautionary Note Regarding Forward-Looking Statements This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the proposed transaction involving Broadcom and Qualcomm and the expected benefits of the proposed transaction, (ii) the expected benefits of acquisitions, (iii) our plans, objectives and intentions with respect to future operations and products, (iv) our competitive position and opportunities, (v) the impact of acquisitions on the market for our products, and (vi) other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict”, “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside Broadcom’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include risks associated with our proposal to acquire Qualcomm, including: (i) uncertainty regarding the ultimate outcome or terms of any possible transaction between Broadcom and Qualcomm, including as to whether Qualcomm will cooperate with us regarding the proposed transaction, (ii) the effects of the announcement of the proposed transaction on the ability of Broadcom and Qualcomm to retain customers, to retain and hire key personnel and to maintain favorable relationships with suppliers or customers, (iii) the timing of the proposed transaction, (iv) the ability to obtain regulatory approvals and satisfy other closing conditions to the completion of the proposed transaction (including shareholders approvals), and (v) other risks related to the completion of the proposed transaction and actions related thereto; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in our operating results; global economic conditions and concerns; our proposed redomiciliation of our ultimate parent company to the United States; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; cyclicality in the semiconductor industry or in our target markets; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. Additional Information This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Broadcom has made for an acquisition of Qualcomm and Broadcom’s intention to solicit proxies for the election of Broadcom nominees to the Qualcomm Board and certain other proposals at Qualcomm’s 2018 annual meeting of stockholders. Broadcom filed a definitive proxy statement with the SEC on January 5, 2018 in connection with the solicitation of proxies for Qualcomm’s 2018 annual meeting of stockholders and may file other proxy solicitation materials in connection therewith. Broadcom has also commenced mailing its definitive proxy statement to Qualcomm stockholders. In addition, in furtherance of the acquisition proposal and subject to future developments, Broadcom (and, if a negotiated transaction is agreed, Qualcomm) may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Broadcom and/or Qualcomm may file with the SEC in connection with the proposed transaction. Investors and security holders of Broadcom and Qualcomm are urged to read the proxy statement(s), registration statement(s), tender offer statement(s), prospectus(es) and/ or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction and solicitation. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of Broadcom and/or Qualcomm, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the web site maintained by the SEC at http://www.sec.gov. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Participants in Solicitation Broadcom, certain of its subsidiaries, its directors and executive officers, other members of management and employees and the nominees described above may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction, including with respect to Qualcomm’s 2018 annual meeting of stockholders. You can find information about Broadcom’s executive officers and directors in Broadcom’s definitive proxy statement filed with the SEC on February 17, 2017. Information about the Broadcom nominees is included in the definitive proxy statement that Broadcom has filed with the SEC. Additional information regarding the interests of such potential participants is included or will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed or to be filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.